AMENDMENT NO. 10
                               TO
                   ATLANTIC RICHFIELD COMPANY
             1985 EXECUTIVE LONG-TERM INCENTIVE PLAN
                   ___________________________

Pursuant to authority contained in resolutions adopted by the Board of Directors on July 28, 1997, the following amendment is hereby made to the Atlantic Richfield Company 1985 Executive Long-Term Incentive Plan (the "Plan"), effective July 28, 1997.

1. Article I, Sections 2(b) and 2(e) of the Plan are amended to read as follows:

          "(b) "Change of Control" means:

                (i) Consummation (F1) of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of ARCO (a "Business Combination"), unless, in each case, following such Business
     Combination:

                     (1)   All  or  substantially  all  of   the
     individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock (the "Outstanding Common Stock") of ARCO and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Voting Securities") of ARCO immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then Outstanding Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns ARCO or all or substantially all of ARCO's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

                    (2)   No  Person (excluding any  corporation
     resulting from such Business Combination or any employee benefit plan (or related trust) of ARCO or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then Outstanding Common Stock of such corporation resulting from such Business Combination or the combined voting power of the then Outstanding Voting

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(F1) In the case of the vesting of Restricted Stock and Performance-
     Based Restricted Stock under Article III, Section 4(c) and the vesting of Stock Options under Article II, Section 2(f), "approval by the shareholders of the Company" shall be substituted for "consummation" and the exceptions under clause (1) thru (3) shall not apply.

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     Securities of such corporation, except to the extent that such ownership existed immediately prior to the Business Combination;
     and

                     (3)   At least a majority of the members  of
     the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (ii)  The acquisition by any Person of beneficial
     ownership (within the meaning of Rule 13d-3 or Rule 13d-5 promulgated under the Exchange Act) of 25 percent (F2) or more of either (A) the Outstanding Common Stock of ARCO or (B)
     the   Outstanding  Voting  Securities  of  ARCO;   provided,
     however,  that  for  purposes of this Subsection  (ii),  the
     following  shall not constitute a Change of  Control:   (aa)
     any acquisition by any employee benefit plan (or related trust) sponsored or maintained by ARCO or any corporation controlled by ARCO; (bb) any acquisition by ARCO or any increase in beneficial ownership resulting solely from an acquisition by ARCO; (cc) any acquisition by any corporation pursuant to a Business Combination which complies with clauses (1), (2) and (3) of Subsection (i); or (dd) any acquisition directly from ARCO pursuant to a transaction (other than a Business Combination) approved by the Board after July 28, 1997; and provided, further, that in any event, without regard to the manner in which the level of ownership is attained, the ownership by any Person of 40 percent or more of the Outstanding Common Stock of ARCO or Outstanding Voting Securities of ARCO shall constitute a Change of Control; or

                (iii) Individuals who, as of July 28, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by ARCO's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person shall not be considered an Incumbent Director (F3); or

--------------------

(F2) This percentage shall be 40% in the case of the Vesting of Prospective Dividend Share Credits under Article IV, Section 4 of the Plan and the Pro Rata Payment of Contingent Restricted Stock under Article III, Section b(v) of the Plan.

(F3) This provision shall not apply in the case of the Vesting of Prospective Dividend Share Credits under Article IV, Section 4 of the Plan and the Pro Rata Payment of Contingent Restricted Stock under Article III, Section b(v) of the Plan.

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                (iv)  Approval by the stockholders of ARCO  of  a
     complete liquidation or dissolution of ARCO."

          "(e)  "Company" means ARCO and its Subsidiaries."

2.   Sections (aa), (bb), (cc), (dd), (ee), (ff) and (gg) are added to
Article I, Section 2 of the Plan to  read  as follows:

           (aa) "Anticipatory Change of Control" means (i) the execution of an agreement or a written document which, if the subject thereof were consummated, would result in a Change of Control; (ii) a public announcement by any Person, including ARCO, of an intent to take an action(s) which, if consummated, would result in a Change of Control; or (iii) the delivery of a signed, written statement to the Trustee of the Change of Control Trust and ARCO's Independent Auditor by the Chief Financial Officer and General
     Counsel of ARCO that an Anticipatory Change of Control is in effect, provided that, with respect to any of the above three circumstances, the Anticipatory Change of Control shall not be effective until approved by either the Board or the Executive Committee of the Board.

           (bb) "ARCO" means Atlantic Richfield Company, its successors and assigns.

           (cc) "Change of Control Trust" means the trust established by ARCO to provide for the payment of any benefits, in whatever form is required, under this Plan on and after a Change of Control.

           (dd) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (ee) "Person" means any individual, corporation, firm partnership, governmental body, entity or group and shall include any person within the meaning of 13(d)(3) or 14(d)(2) of the Exchange Act.

           (ff) "Prospective Dividend Share Credits" means the amount of Dividend Share Credits which would be earned with respect to a Stock Option during the period commencing on the date of a Change of Control and concluding on the expiration date of the term of the Stock Option, assuming
     (i) no exercise of the Option; (ii) a fixed Fair Market Value of a share of Common Stock, and (iii) a fixed dividend, on such Common Stock. Both Fair Market Value and the dividend rate shall be determined as of the record date of the quarterly dividend on such Common Stock immediately preceding the Change of Control.

           (gg) "Special Plan Administrator" means the entity designated in the Change of Control Trust as having full Administrative powers under Article I, Section 3 of the Plan on and after a Change of Control, including, but not limited

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     to, all interpretive and decision powers reserved to the
     Committee  or the Subcommittee prior  to  a  Change  of Control."

3.   Article I, Section 3 of the Plan is amended to read as follows:

     "Section 3.    Administration of the Plan

                (a) Prior to a Change of Control, the Plan shall be administered by the Committee or, where specified herein, by the Subcommittee. The Committee or Subcommittee, as applicable, is authorized to interpret the Plan, to adopt such rules and regulations as may from time to time be deemed necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Committee or Subcommittee, as applicable, shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company, the Company's shareholders and Eligible Employees and their respective successors in interest.

                (b)   On  and After a Change of Control the  Plan
     shall  be  administered  by the Special  Plan  Administrator
     which   shall   have  all  powers  of  the   Committee   and
     Subcommittee described under Subsection 3(a).

                (c) No member of the Committee or Subcommittee, or the Special Plan Administrator, as applicable, shall be personally liable by reason of any contract or other instrument executed by such member, or on such member's behalf, in such member's capacity as a member of the Committee or Subcommittee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee or Subcommittee, as applicable, and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee or Subcommittee) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.

                (d) Subject to the terms and limitations of Subsection 1(a) of Article II and Section 1 of Article III of the Plan, the Committee or Subcommittee or Special Plan Administrator, as applicable, may at the time of the annual grants, make adjustments within the Total Investment Value applicable to all Eligible Employees provided that any reallocation resulting from changes in individual grants may be made only to Eligible Employees in the same Salary Grade Level as the affected individuals, so that the Total Investment Value by Salary Grade Level may not be exceeded."

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
4.   Article II, Section 2(d)(i) of the Plan is amended to read as follows:

          "(i) If an optionee's Employment is terminated prior to entitlement to exercise all or a portion of a grant of Stock Options, the optionee will immediately be entitled to exercise all of his or her outstanding Stock Options during the remainder of the term of the Stock Options, if the optionee's termination
     is   due   to  (1)  total  and  permanent  disability,   (2)
     termination, other than for cause, with a right to an immediate allowance under a retirement plan of the Company, or (3) involuntary termination, other than for cause."

5. Article II, Section 2(f) of the Plan is re-lettered as Section 2(g) and a new Article II, Section 2(f) is added to read as follows:

           "(f) Change of Control. Upon the occurrence of a Change of Control, a Participant shall be entitled to exercise any outstanding Stock Options which are not otherwise exercisable immediately preceding such a Change of Control."

6. Article III, Section 3(b)(iii) of the Plan is amended to read as follows:

           "(iii) If a grantee's Employment is terminated within 24 months following the grant of Performance-Based Restricted Stock due to (1) total and permanent disability;
     (2)  involuntary  termination, other  than  for  cause;  (3)
     termination, other than for cause, with a right to an immediate retirement allowance under a retirement plan of the Company; or (4) death, such stock shall be deemed vested on the day the grantee's employment is terminated."

7.   Article III, Section 3(b)(v) is added to the Plan to read as follows:

           "(v) (1) If a Change of Control occurs following any grant of Contingent Restricted Stock, any actual award of Performance-Based Restricted Stock to which the grantee would otherwise be entitled in respect of such Contingent Restricted Stock, based on the Company's Performance Ranking for the year of the Performance Period on the date of the Change of Control under the applicable Restricted Stock Payment Schedule, shall be satisfied by the grant of shares of Common Stock. The number of shares shall be determined
     by   multiplying  the  Contingent  Restricted  Stock  by   a
     fraction, the numerator of which is the number of completed months (or fraction thereof) in the Performance Period as of the date of the Change of Control and the denominator of which is the number of months in such Performance Period.

                     (2)  If a Change of Control under Article I,
     Section 2(e)(i), other than by reason of the application of Footnote 1, occurs, and a grantee of Contingent Restricted Stock is terminated by the Company prior to a Person attaining an ownership level of 40 percent or more of the Outstanding Shares of Stock of the Company or the corporation resulting from a Business Combination,

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     as  defined  in  Article  I, Section  2(e)(i),  any  actual award of Performance-Based Restricted Stock to which the grantee would otherwise be entitled, based on the Company's performance ranking as of the earlier of (A) the end of the Performance Period, or (B) the occurrence of a Change of Control by reason of the application of Footnote 1 to such subsection, shall be multiplied by a fraction, the numerator of which is the number of completed months (or fraction thereof) of the Performance Period as of the grantee's date of termination and the denominator of which is the number of months in such Performance Period, with payment to be made in shares of Common Stock."

8.   Article  III, Section 4 of the Plan is amended to  read  as follows:

     "Section 4.    Waiver and Lapse of Restrictions

               (a) Restrictions upon vesting and transferability of Restricted Stock may be permitted to lapse as originally provided by the Subcommittee at the time of grant, as provided in the Plan or otherwise as the Subcommittee may determine in its sole discretion.

               (b)  Restrictions upon vesting and transferability
     of   Performance-Based  Restricted  Stock  shall  lapse   as
     provided in Section 3 of this Article III.

               (c)  All   shares  of  Restricted  Stock   and
     Performance-Based Restricted Stock shall be deemed vested upon the occurrence of a Change of Control."

9.   Article III, Section 5(b) of the Plan is amended to read as follows:

           "(b) If, prior to the end of a Performance Period, a grantee of Contingent Restricted Stock terminates Employment due to (i) total and permanent disability; (ii) involuntary termination, other than for cause; or (iii) termination, other than for cause, with a right to an immediate retirement allowance under a retirement plan of the Company, the grantee shall be paid the value determined under Subsection 5(a) of this Article III as of the date of the grantee's termination, with payment to be made in shares of Common Stock at the end of the Performance Period."

10.  Article IV, Section 4 is added to the Plan to read as follows:

     "Section 4.    Prospective Dividend Share Credits

                (a) Upon the occurrence of a Change of Control, the Prospective Dividend Share Credits allocable to an optionee, as of the date of the Change of Control, shall be credited to the account of the optionee, as described in Subsection (b), and no further Dividend Share Credits shall accrue with respect to such optionee.

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
                (b) As of the date of a Change of Control, the Dividend Share Credits that would be earned under each outstanding Stock Option for the remaining term of the Stock Option shall be calculated, assuming no further exercises of the Stock Option and using the dividend rate and the Fair
     Market Value of a Share of Common Stock as of the most recent dividend record date relating to Common Stock. The resulting number of Dividend Share Credits shall be added to the Dividend Share Credits held in the Participant's account as of the date of the Change of Control and all such Dividend Share Credits shall be treated as credited under
     Article I, Subsection 2(n) of the Plan, and the Participant shall be entitled to payment in shares of Common Stock of the number of Dividend Share Credits relating to an exercise of Stock Options in accordance with Article IV of the Plan."

11.  Article V, Section 2 of the Plan is amended to read as follows:

     "Section 2.  Adjustment in Terms of Award

                  In the event of a reorganization, recapitalization, stock split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, rights offering, split-up, split-off, spin-off or any other change in the corporate structure or shares of the Company (other than a Change of Control), the Committee may, in its discretion, after consultation with the Chairman of the Board and the President of ARCO, make appropriate adjustments to reflect such event in respect of (a) the limitation in Section 1 of this Article V on the maximum number of shares of Common Stock upon which Stock Options may be granted or which may be the subject of a grant of Restricted Stock or Performance-Based Restricted Stock, (b) the number of shares of Common Stock covered by, and the exercise price per share applicable to, outstanding Stock Options, (c) the number of shares of Common Stock covered by outstanding awards of Restricted Stock or Performance-Based Restricted Stock, and (d) the number of outstanding Dividend Share Credits allocated to optionees' accounts. In the event that the Committee, after consultation with the Chairman of the Board and the President of ARCO, determines that, because of a change (other than a Change of Control) in the Company's business, operations, corporate structure, capital structure, assets or manner in which it conducts business, which it deems to be extraordinary and material, the terms of awards theretofore made are no longer suitable to the objectives which the Committee sought to achieve when it made such awards, it may modify the terms of any or all of such awards in such manner as it may decide is advisable; provided, however, that no award may be modified in a manner which would be inconsistent with the intent of Subsection 1(b) or Section 9 of this Article V, or which would result in an increase in the shares of Performance-Based Restricted Stock."

12.  Article V, Section 9 of the Plan is amended to read as follows:

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     "Section 9.  Amendment and Discontinuance of the Plan

                The Board may amend or discontinue the Plan as it shall from time to time consider desirable, provided that:

                (a) Except as provided under Subsection (c) hereof, no amendment shall, without further approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at a meeting of shareholders of ARCO, change the terms of the Plan so as to increase the maximum number of shares upon which Stock Options may be granted or which may be issued upon a grant of Restricted Stock or Performance-Based Restricted Stock or the payment of Dividend Share Credits from the amounts described in Subsections 1(a) and (b) of this Article V, reduce the minimum Stock Option price, or extend the maximum Stock Option period.

                (b) Except as provided under Subsection (c) hereof, no amendment, discontinuance or termination shall deprive persons who hold shares of Contingent Restricted Stock, Restricted Stock or Performance-Based Restricted Stock, or who are entitled to exercise Stock Options, or to receive a settlement of Dividend Share Credits pursuant to the terms and provisions of the Plan, of their rights with respect thereto.

                (c) No amendment may be made during the period of an Anticipatory Change of Control, except that the Board may amend the Plan during such a period as it may deem necessary, upon advice of counsel, to further the interest of the Company, its shareholders and the Plan participants regarding any legal requirements that may be applicable to a
     Change    of   Control,   including,   without   limitation,
     satisfaction of any requirements relating to accomplishing "Pooling" treatment under applicable accounting rules, and any Securities Exchange Act rules or tax rules.

                (d) The Plan may not be amended or terminated on or after a Change of Control until all Outstanding Stock Options have been exercised or expired and all payments of Contingent Restricted Stock under the Plan have been made."

13.  Article  V,  Section 11 of the Plan is amended  to  read  as follows:

     "Section 11.   Term of Plan

           No  Stock  Options  or  Contingent  Restricted  Stock,
     Restricted Stock or Performance-Based Restricted Stock may be granted after February 24, 2007."

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Executed this 27th day of March, 1998.


ATTEST                             ATLANTIC RICHFIELD COMPANY


    /s/ ARMINEH SIMONIAN                /s/ JOHN H. KELLY
BY: ______________________         BY:_________________________
                                        John H. Kelly
                                        Senior Vice President
                                        Human Resources

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